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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ----------------------------------
                                    FORM 8-K
                      ----------------------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




     January 10, 2000                                           0-29768
     --------------------------------                  ------------------------
     Date of Report (Date of earliest                  Commission File Number
     event reported)


                                24/7 MEDIA, INC.
             (Exact name of registrant as specified in its charter)


                   Delaware                                    13-3995672
     --------------------------------                  ------------------------
     (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization                      Identification Number)




                                 1250 Broadway
                            New York, New York 10001
              ----------------------------------------------------
               (Address of Principal Executive Office (Zip Code)


                                 (212) 231-7100
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



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[Sabela]

Item 2.  Acquisition or Disposition of Assets.

     On January 10, 2000, 24/7 Media, Inc. (the "24/7 Media" or "we") announced the acquisition of Sabela Media, Inc. ("Sabela"), a privately-held Delaware Corporation and a global ad serving, tracking and analysis company with products for online advertisers and Web publishers, for approximately $70 million. On January 10, 2000, we acquired all of the issued and outstanding shares of capital stock of Sabela in a merger transaction whereby a subsidiary of 24/7 Media was merged with and into Sabela. 24/7 Media also assumed all of the outstanding stock options of Sabela under our stock incentive plan.

     Pursuant to the Agreement and Plan of Merger dated January 9, 2000 among 24/7 Media, Killer-App Holding Corp., Sabela, Freshwater Consulting Ltd., James Green and Galmos Holdings, Inc., (i) in exchange for all of the outstanding shares of Sabela, 24/7 Media exchanged approximately 1.2 million shares of its common stock, par value $.01 per share (the "24/7 Common Stock"), and paid approximately $2.5 million to the stockholders of Sabela, (ii) 24/7 Media assumed all of the outstanding stock options of Sabela and reserved approximately 40,000 shares of common stock to cover the exercise thereof, and (iii) 24/7 assumed all of the outstanding warrants of Sabela and reserved approximately 105,000 shares of its common stock to cover the exercise thereof. In connection with the merger, 24/7 Media also incurred transaction costs of approximately $3 million. For accounting purposes the effective date of the merger is January 1, 2000 and it will be accounted for as a purchase business combination.

     The consideration payable by 24/7 Media was determined as a result of negotiation by and between 24/7 Media and Sabela. The number of shares of 24/7 Media Common Stock issued to the holders of Sabela common stock was determined based on an exchange rate of 0.1104 shares of 24/7 Common Stock for each share of Sabela common stock. The number of options of 24/7 Media issued to the holders of Sabela stock options was determined based on an exchange rate of 0.1146 24/7 stock options for each stock option of Sabela. The net assets of Sabela acquired by 24/7 Media as a result of the merger transaction consisted of equipment, intellectual property, other physical property. These assets are used in connection with the operation of Sabela's ad serving, tracking and analysis services. 24/7 Media intends to operate the business and use the assets as previously operated and used by Sabela, provided that changing business conditions or strategic plans may lead to changes in Sabela's operations in the future.

     The Agreement and Plan of Merger dated January 9, 2000 by and among 24/7 Media, Killer-App Holding Corp., Sabela Media, Inc., Freshwater Consulting Ltd., James Green and Galmos Holdings, Inc. is filed herewith as Exhibit
     2.1 and is incorporated herein by reference.

     The press release, dated January 10, 2000 is filed herewith as Exhibit 99.1 and is incorporated herein by reference.








[Sabela]

Item 7.  Financial Statements and Exhibits

         (a) The audited financial statements of Sabela Media, Inc. required by this Form 8-K will be filed by amendment not later than March 27, 2000.

         (b) The pro forma unaudited financial statements of Sabela Media, Inc. required by this Form 8-K will be filed by amendment not later than March 27, 2000.

         (c)   Exhibits.

               2.1 Agreement and Plan of Merger, dated January 9, 2000, between the Company, Killer-App Holding Corp., Sabela Media, Inc., Freshwater Consulting Ltd., James Green and Galmos Holdings, Inc.

               99.1 Press Release dated January 10, 2000 regarding Sabela Media, Inc.



                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                24/7 MEDIA, INC.





Date:  January 10, 2000              By: /s/ Mark E. Moran
                                        ---------------------------------
                                        Name:  Mark E. Moran
                                        Title:  Senior Vice President and
                                                General Counsel

                                  EXHIBIT INDEX


Exhibit Number          Description
--------------          -----------

      2.1 Agreement and Plan of Merger, dated January 9, 2000, between the Company, Killer-App Holding Corp., Sabela Media, Inc., Freshwater Consulting Ltd., James Green and Galmos Holdings, Inc.

      99.1              Press Release dated  January 10, 2000  regarding  Sabela
                        Media, Inc.







                                       4